Exhibit 10.12

No.:___________________

Labor Contract

As per Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations, the following contract (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B voluntarily on the basis of equal negotiation, whereby both parties hereto agree to abide by all terms and conditions set forth below.

I. Basic Information of Both Parties

Article 1 Party A: Beijing Luji Technology Co., Ltd.

Article 2 Party B: Yin Jian en

Type of household: Non-agriculture

ID card No.: 132224197403290415

Name of other valid certificate: ID card

Certificate No.: /

Residential address : No.22 Wuguodiancun,xingtai, Neiqiu District,Heibei Province

Post Code:

Registered permanent residence:

Name of immediate family: ; contact phone:

Relationship with the party concerned:

II. Term of This Contract

Article 3 This Contract becomes valid formally on January 1, 2019, including a probationary period which expires on DD MM YY. This contract will expire on December 31, 2021.

III. Working Contents and Workplace

Article 4 Party A agrees Party B to serve as the Secretary&Director of Board (type of work) based on the working demand.

Article 5 According to the operation characteristics of Party A’s post (type of work), Party B shall work at the Company’s operating site and other external organizations designated by Party A.

Article 6 Party B ensures it works for Party A as per the job responsibilities and performance appraisal requirements.

IV. Working Hours and Holidays

Article 7 Party B shall work for 8 hours per day. Party A shall ensure Party B can rest for 2 days at least per week based on the working demand, and may also ask Party B to work on duty on weekend or during legal holiday based on the working demand.

Article 8 Party A’s holiday system applicable to Party B: Party B’s duty during legal holidays is subject to the national regulations while the rest is subject to Party A’s attendance system.

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V. Labor Remuneration

Article 9 Party A shall pay Party B salary of last month in the form of currency prior to the 15th day of each month. Party B’s basic salary after the expiration of probationary period is RMB 0.00. Party B’s other treatment is subject to Party A’s wage distribution standard and regulations on the management of performance appraisal of the post. Party B’s salary in the probationary period: 80% of the salary paid after becoming a formal employee.

Other provisions:

Article 10 If Party A has no sufficient working assignments, so that Party B has to wait for assignments, Party A shall pay Party B monthly living expenses which are no lower than the minimum wage standard of Beijing.

Article 11 Party A shall place and pay relevant social insurance for the employee that becomes a formal employee through preliminary appraisal as per relevant national regulations.

Article 12 Party A shall deal with work injury of its employees by referring to relevant national regulations.

VI. Labor Discipline

Article 13 Party B must abide by all the management systems that Party A prepares lawfully.

Article 14 Party B shall abide by professional ethnics, and shall not impair the interests of Party A or the owner, divulge Party A’s commercial secrets or extort the company and company leaders with any cause.

Article 15 Party B shall keep Party A’s secrets in strict confidence when working for Party A and even after leaving office and shall not defame the company and company leaders after leaving office.

VII. Education and Training

Article 16 Party A shall provide vocational education and skill training for the workers as per the relevant national regulations on vocational education and employment admission and its realities.

VIII. Rescission, Change, Termination and Renewal of This Contract and Relevant Provisions

Article 17 Before both parties rescind or terminate this Contract, Party B shall assist Party A in work handover as per Party A’s regulations. Party A shall issue the certificate of labor contract rescission or termination and deal with labor relationship transfer formalities for Party B when rescinding or terminating this Contract. Both parties shall decide on the renewal of this Contract prior to December 31 each year.

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Article 18 Party A is entitled to rescind this Contract in any of the following cases:

(1) Party B proves to dissatisfy the enrollment conditions in the probationary period;

(2) Party B violates labor discipline or Party A’s rules and systems;

(3) Party B involves serious gross negligence or jobbery, which causes serious damage to Party A’s interests; or

(4) Party B is subjected to the investigation of criminal responsibilities as per laws.

Article 19 In case of rescinding this Contract with Party B as per Article 26 and 27 of Labor Law, Party A shall deal with relevant matters as per laws.

Article 20 Both parties can change this Contract after reaching consensus via negotiation.

Article 21 If Party B proves to be incompetent for the job in the probationary period, Party A can adjust its post, degrade or dismiss Party B at all times. Where Party B’s performance appraisal fails to satisfy the standard for 3 consecutive months, Party B is seen unable to be competent for the job. In such case, Party A can arrange Party B for other work or try to persuade him to quit by sending a notice to Party B 30 days in advance.

If any regular employee asks for resignation during the validity of this Contract, he/she shall provide a resignation application or report to Party A in written form 30 days in advance and assist Party A in dealing with work handover. If the middle-level leaders and above ask for resignation during the validity of this Contract, he/she shall bring forth a written resignation application 2 months in advance. For the deputy general managers and above offering to resign within the term of this Contract, he/she shall bring forth a resignation application in writing three months in advance. Otherwise, the Company has the rights to deduct the wage, bonus, on-duty fees, etc. that have not been paid. If they cause serious economic loss to Party A, Party A reserves the rights to investigate their violation liabilities.

IX. Violation Liabilities

Article 22 Both parties must perform this Contract in good faith upon the conclusion.

Article 23 Where Party B receives the vocational technical training during the validity of this Contract (including post transfer) at Party A’s expenses, if Party B violates this Contract, Party B shall pay Party A liquidated damages for Party A unconditionally.

Article 24 If either party cannot perform this Contract or causes any economic loss or losses due to force majeure, the due party does not need to bear violation liabilities.

X. Dispute Resolution

Article 25 In case of any dispute arising out of the performance of this Contract, either party can apply to the labor dispute mediation committee at Party A’s site for mediation; if mediation fails, they can apply to the labor dispute arbitration commission with jurisdiction in writing for arbitration within sixty days upon the occurrence of dispute or may directly apply to the said commission directly. In case of having an objection to the arbitration award, they can file a lawsuit to the people’s court at Party A’s site.

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Supplementary Provisions

Article 26 Any matters unmentioned herein shall be resolved by both parties via negotiation. This Contract is executed in duplicate with each party holding one respectively.

Article 27 Appendices to this Contract: Copy of Party B’s ID card, diploma and household register certificate (or temporary residential permit), resume, health certificate, certificate (or warranty) of no criminal record. Party B shall ensure the authenticity of the certificates; otherwise, it shall bear all the consequences arising therefrom.

Party A: Beijing Luji Technology Co., Ltd. Seal: Special Seal for Contract of Beijing Luji Technology Co., Ltd. Responsible person: Tian Xiangyang (signature) (Signature or seal) Contact phone:	Party B: (signature) Yin Jian en (signature)
Date of signature: January 1, 2019	Date of signature: January 1, 2019

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